                                                                    EXHIBIT 10.4


          THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


                 THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of December 15, 1997 among: HS RESOURCES, INC., a corporation formed under the laws of the State of Delaware (the "Borrower"); each of the lenders that is a signatory hereto; and THE CHASE MANHATTAN BANK (in its individual capacity, "Chase"), as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

                                R E C I T A L S

         A. The Borrower, the Agent, and the Lenders (as defined in the Credit Agreement as hereafter defined) have entered into that certain Amended and Restated Credit Agreement dated as of June 14, 1996, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of June 17, 1996 and the Second Amendment to Amended and Restated Credit Agreement dated as of November 27, 1996 (as amended, the "Credit Agreement"), pursuant to which the Lenders have agreed to make certain loans and extensions of credit to the Borrower upon the terms and conditions as provided therein; and

         B. The Borrower, the Agent, and the Lenders now desire to make certain amendments to the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration and the mutual benefits, covenants and agreements herein expressed, the parties hereto now agree as follows:

         1. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

         2. Section 2 of the Second Amendment is hereby deleted. The definition of "Borrowing Base Utilization Percentage" is hereby deleted.

         3. The definitions "Acquisition," "Aggregate Maximum Credit Amounts," "Applicable Margin," "Reserve Report," "Revolving Credit Termination Date," "Threshold Amount," in Section 1.02 of the Credit Agreement are hereby amended to read as follows:

                 "Acquisitions" shall mean the Basin Acquisition, Tide West Acquisition and the Amoco Acquisition.

                 "Aggregate Maximum Credit Amounts" at any time shall equal the sum of the Maximum Credit Amounts of the Lenders ($450,000,000), as the same may be reduced pursuant to Section 2.03(b).

                 "Applicable Margin" shall mean for Base Rate Loans or Eurodollar Loans or the commitment fee pursuant to Section 2.04(a) the following rate per annum as applicable based on the Utilization Percentage in effect from time to time:


                      -------------------------------------------------------------------------------
                        Utilization Percentage         Eurodollar       Base Rate     Commitment Fee
                                                         Loans            Loan
                      -------------------------------------------------------------------------------
                       Greater than or equal to         1.6250%          0.6250%          0.500%
                                 100%
                      -------------------------------------------------------------------------------
                       Greater than or equal to         1.2500%          0.2500%          0.375%
                       80%, but less than 100%
                      -------------------------------------------------------------------------------
                       Greater than or equal to         1.1125%          0.1250%          0.375%
                       60%, but less than 80%
                      -------------------------------------------------------------------------------
                       Greater than or equal to         1.0000%          0.000%           0.375%
                       40%, but less than 60%
                      -------------------------------------------------------------------------------
                            Less than 40%               0.7500%          0.000%           0.300%
                      -------------------------------------------------------------------------------

                 "Reserve Report" shall mean a report, in form and substance satisfactory to the Agent, setting forth, as of each January 1 (or such other date in the event of an unscheduled redetermination); (i) the oil and gas reserves attributable to the Borrower's and any Subsidiary's Oil and Gas Properties to be included in the Borrowing Base determination together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time and (ii) such other information as the Agent may reasonably request.

                 "Revolving Credit Termination Date" shall mean, unless the Commitments are sooner terminated pursuant to Sections 2.03(b) or
         10.02 hereof, December 15, 2002.

                 "Threshold Amount" shall represent the customary conforming amount of a traditional hydrocarbon borrowing base loan.

         4. Section 1.02 of the Credit Agreement is hereby supplemented, where alphabetically appropriate, with the addition of the following definitions:

                 "Amoco" shall mean Amoco Production Company.

                 "Amoco Acquisition" shall mean the acquisition by the Borrower of the Amoco Properties.

                 "Amoco Acquisition Documents" shall have the meaning assigned in Section 7.22.

                 "Amoco Properties" shall mean the Oil and Gas Properties and other Properties acquired by the Borrower pursuant to the Amoco Acquisition Documents.

                 "Amoco Purchase and Sale Agreement" shall mean the Purchase and Sale Agreement by and Between Amoco and the Borrower dated November 25, 1997, as the same may be amended or modified from time to time.

                 "Amoco Reserve Report" shall mean the reserve information provided to the Lenders by the Borrower covering the Amoco Properties.

                 "Designated Transaction" shall mean (i) the issuance of equity securities by the Borrower and/or (ii) the issuance of senior subordinated notes by the Borrower, both on terms and in amounts acceptable to the Majority Lenders.

                 "Initial Period" shall mean the period commencing on the Third Amendment Effective Date and ending on the earlier of (i) the date nine months thereafter or (ii) the date on which the Borrowing Base equals the Threshold Amount.

                 "Redetermination Event" shall mean the occurrence of any of the following events during the Initial Period: (a) the sale or issuance of equity securities of the Borrower, (b) the incurrence of subordinated Debt by the Borrower or (c) any sale or other disposition (including as a result of casualty or condemnation) of any of the Oil and Gas Properties of the Borrower or any Subsidiary other than as permitted by Section 9.15. Such events in clauses (b) and (c) shall still require the consent of the Majority Lenders, if otherwise in violation of the other terms of this Agreement.

                 "Third Amendment" shall mean that certain Third Amendment to Amended and Restated Credit Agreement dated as of December 15, 1997, among the Borrower, the Lenders and the Agent.

                 "Third Amendment Effective Date" shall mean the effective date of the Third Amendment and shall be the same date as the effective date of the Amoco Acquisition; provided, that the conditions required by Section 10 of the Third Amendment have been satisfied.

                 "Utilization Percentage" shall mean, as of any day, the fraction expressed as a percentage, the numerator of which is the balance of all Loans and LC Exposure outstanding on such day, and the denominator of which is (i) during the Initial Period, the Threshold Amount in effect on such day and (ii) after the Initial Period, the Borrowing Base in effect on such day.

         5. Section 2.07 of the Credit Agreement is hereby amended by adding the following clause (e):

                 "(e)     Notwithstanding the provisions of Section 2.07(c) to
         the contrary, if a Redetermination Event occurs during the Initial Period and if the redetermined Borrowing Base as a result of such Redetermination Event is less than the aggregate outstanding principal amount of the Loans plus the LC Exposure ("Deficiency"), then the Borrower shall immediately prepay such Deficiency. At the end of the Initial Period, the Borrower must immediately prepay the amount that the aggregate outstanding principal amount of the Loans plus the LC Exposure exceeds the Threshold Amount."

         6. Section 2.08 of the Credit Agreement is hereby amended to read as follows:

                 "Section 2.08  Borrowing Base and Threshold Amount.

                 (a) The Borrowing Base shall be determined in accordance with Section 2.08(b) by the Agent with the concurrence of the Super Majority Lenders and is subject to redetermination in accordance with
         Section 2.08(d). Upon any redetermination of the Borrowing Base, such redetermination shall remain in effect until the next successive Redetermination Date. "Redetermination Date" shall mean the date that the redetermined Borrowing Base becomes effective subject to the notice requirements specified in Section 2.08(f) both for scheduled redeterminations and unscheduled redeterminations. So long as any of the Commitments are in effect or any LC Exposure or Loans are outstanding hereunder, this facility shall be governed by the then effective Borrowing Base. During the Initial Period the amount of the Borrowing Base shall be $450,000,000 and the amount of the Threshold Amount shall be $400,000,000. During the Initial Period, the Borrowing Base and the Threshold Amount shall be reduced or redetermined upon the occurrence of a Redetermination Event. Upon the occurrence of a Redetermination Event, the Borrowing Base (and, in the case of a sale of Oil and Gas Properties of the Borrower or any Subsidiary, the Threshold Amount) will be reduced by an amount equal to the net proceeds received by the Borrower and any Subsidiary as a result of the Redetermination Event, and upon the occurrence of a Redetermination Event as a result of the issuance of subordinated Debt by the Borrower, the Threshold Amount will be redetermined as determined in the sole discretion of the Super Majority Lenders; provided that, in lieu of any such reductions or redeterminations, the Borrower may terminate the Initial Period and initiate its optional unscheduled redetermination of the Borrowing Base as provided in
         Section 2.08(d) by providing to the Lenders an acceptable Reserve Report within ten (10) Business Days of such Redetermination Event.

                 (b) Upon receipt of the reports required by Section 8.07 and such other reports, data and supplemental information as may from time to time be reasonably requested by the Agent (the "Engineering Reports"), each Lender will evaluate the Oil and Gas Properties contained in such Engineering Reports. Such evaluations will be in accordance with its normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time. Each Lender, in its sole discretion, may make adjustments to the rates, volumes and prices and other assumptions set forth therein in accordance with its normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time. The Agent shall propose to the

         Lenders the new Borrowing Base (or in connection with the April 15, 1998 Scheduled Redetermination Date, the Threshold Amount) within 30 days following receipt by the Agent and the Lenders of the Engineering Reports in a timely and complete manner. After having received notice of such proposal by the Agent, the each Lender shall have 15 days to agree or disagree with such proposal. If at the end of the 15 days, any Lender has not communicated its approval or disapproval, such silence shall be deemed to be an approval. If however, the Super Majority Lenders shall not have approved or shall not have been deemed to have approved the new Borrowing Base (or in connection with the April 15, 1998 Scheduled Redetermination Date, the Threshold Amount) within 15 days, the Agent and the Super Majority Lenders shall, within a reasonable period of time, agree on the new Borrowing Base (or in connection with the April 15, 1998 Scheduled Redetermination Date, the Threshold Amount). During the Initial Period the Borrowing Base shall not be less than the Threshold Amount. At the end of the Initial Period, the Borrowing Base shall automatically be reduced to equal the Threshold Amount outstanding on such date. After such date, the Borrowing Base shall always equal the Threshold Amount, and any reference to the Borrowing Base shall be deemed to be a reference to the Threshold Amount where applicable and vice versa.

                 (c) The Agent may exclude any Oil and Gas Property or portion of production therefrom or any income from any other Property from the Borrowing Base, at any time, because title information is not reasonably satisfactory.

                 (d) So long as any of the Commitments are in effect and until payment in full of all Loans hereunder, on or around the fifteenth day of each April, (each being a "Scheduled Redetermination Date"), the Super Majority Lenders shall redetermine the amount of the Threshold Amount on April 15, 1998 and commencing on April 15, 1999, the Borrowing Base in accordance with Section 2.08(b). In addition, after the Initial Period, the Super Majority Lenders or the Borrower may initiate a redetermination of the Borrowing Base at any other time as they so elect; provided, however, that the Borrower and the Super Majority Lenders may each initiate only one such unscheduled redetermination during any consecutive twelve (12) month period. In the event of a redetermination initiated by the Super Majority Lenders, the Agent will specify in writing to the Borrower the date on which the Borrower is to furnish a Reserve Report in accordance with
         Section 8.07(b) and the date on which such redetermination is to occur.

                 (e) The Agent shall promptly notify in writing the Borrower and the Lenders of the new Borrowing Base or Threshold Amount. Any redetermination of the Borrowing Base or Threshold Amount shall not be in effect until written notice is received by the Borrower."

         7.      The Credit Agreement is hereby amended by adding the following
Section 7.22:

                 "Section 7.22  Amoco Acquisition.

                 (a) The Borrower has the full power and authority under its certificate or articles of incorporation, its bylaws and the laws of the state of its incorporation to execute, deliver and perform its obligations under any agreements, instruments, documents and certificates executed in connection with the Amoco Acquisition (collectively, the "Amoco Acquisition Documents") to which it is a party and all corporate action requisite for the execution, delivery and performance by it of the Amoco Acquisition Documents to which it is a party has been duly and effectively taken.

                 (b) The execution, delivery and performance by the Borrower of the Amoco Acquisition Documents do not and will not (i) violate any provision of either (A) its certificate or articles of incorporation and bylaws or (B) in any material respect, any material contract, agreement, instrument or Governmental Requirement to which it is subject, except as disclosed to the Agent in writing or (ii) result in the creation of or imposition of any Lien upon any of its Property, other than those permitted under Section 9.02 of this Agreement.

                 (c) The execution, delivery and performance by the Borrower of the Amoco Acquisition Documents do not require the consent or approval of any other Person, including any Governmental Authority, except for such consents or approvals that have been obtained or where the failure to obtain such consent or approval would not have a Material Adverse Effect or except the consent and approval by the applicable state or federal agency to the assignments of interests in the Amoco Properties which are state or federal oil and gas leases from Amoco Production Company to Borrower, which consent and approval is customarily obtained subsequent to the execution and delivery of such assignments and which Borrower reasonably believes will be forthcoming, or except as disclosed to the Agent in writing.

                 (d) Except as disclosed to the Agent in writing, there are no legal or arbitrational proceedings by or before any Governmental Authority, now pending or threatened against the Amoco Acquisition, any Amoco Acquisition Document or against any Amoco Property.

                 (e) The copies of the Amoco Acquisition Documents previously delivered by the Borrower to the Agent are complete and accurate copies thereof and have not been amended or modified in any manner. The Amoco Acquisition Documents have been duly authorized, executed and delivered by the other parties thereto. The Amoco Acquisition Documents are valid, binding and enforceable against the parties thereto except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity. No party to an Amoco Acquisition Document is in default thereunder.

                 (f) Immediately after the Amoco Acquisition the Borrower shall own all of the Amoco Properties evaluated by the Amoco Reserve Report except as a result of a sale which is permitted by Section 9.15(iv), and the representations in Sections 7.10 and 7.17 shall be true and correct as to the Amoco Properties."

         8.      The Credit Agreement is hereby amended by adding the following
Section 8.10:

                 "Section 8.10    Additional Collateral.

                 (a) If the Borrower has not completed a Designated Transaction on or before June 30, 1998, the Borrower shall, and shall cause its Subsidiaries to, within thirty (30) days thereafter grant to the Agent as security for the Indebtedness a first-priority Lien (subject only to Liens permitted by Section 9.02) on the Borrower's and its Subsidiaries' interest in any Oil and Gas Properties not already subject to a Lien of the Security Instruments, so that at all times the value of the Oil and Gas Properties subject to first-priority Liens securing the Indebtedness shall equal or exceed 75% of the value of all of the Borrower's and its Subsidiaries' Oil and Gas Properties that are included in the Borrowing Base as set forth in the most recently delivered Reserve Report on a net discounted basis discounted at 10% per annum. Such Lien will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance satisfactory to the Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

                 (b) Also, promptly after the filing of any new Security Instrument in any state, upon the reasonable request of the Agent, the Borrower will provide to the Agent an opinion addressed to the Agent for the benefit of the Lenders in form and substance satisfactory to the Agent in its sole discretion from counsel acceptable to Agent, stating that the Security Instrument creates a lien on the collateral described therein to the extent of Borrower's interest in such collateral and in legally sufficient form for such jurisdiction.

         9.      Section 9.15(v) of the Credit Agreement is hereby deleted:

         10. Annex I of the Credit Agreement is hereby replaced by Annex I to this Amendment.

         11. This Amendment shall become binding on the Lenders when, and only when, the following conditions shall have been satisfied and the Agent shall have received each of the following, as applicable, in form and substance satisfactory to the Agent or its counsel:

                 (a) A certificate of the Secretary or an Assistant Secretary of each of the Borrower and each Subsidiary executing a Loan Document setting forth (i) resolutions of its board of directors with respect to its authorization to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents including the Amoco Acquisition, (ii) its officers (y) who are authorized to sign the Loan Documents to which it is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) amendments to its articles or certificate of incorporation and bylaws adopted since the last such certificated delivered to the Agent, certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificate until the Agent receives notice in writing from the Borrower to the contrary.

                 (b) counterparts of this Amendment executed by the Borrower and the Lenders;

                 (c) new Notes where applicable duly completed and executed by the Borrower;

                 (d) counterparts of amendments to the Security Instruments executed (and acknowledged where necessary or appropriate) by the Borrower or any Subsidiary that is a party thereto;

                 (e) completion of an environmental due diligence review of the Amoco Properties;

                 (f) the Borrower shall have contemporaneously purchased and received an assignment of all of the Amoco Properties;

                 (g) the Agent shall have received (i) a certificate of a Responsible Officer of the Borrower certifying that the Borrower has purchased and received assignments of all of the Amoco Properties included in the Amoco Reserve Report, except as a result of a sale which is permitted by Section 9.15(iv) of the Credit Agreement, (ii) a true and complete executed copy of the Amoco Purchase and Sale Agreement, said agreements being in form and substance reasonably satisfactory to the Agent, and being certified by such Responsible Officer as being in full force and effect, (iii) a true and complete executed counterpart of the opinions of counsel to each of the Borrower and Amoco delivered in connection with the Amoco Acquisition, in each case either addressed to the Agent and the Lenders or accompanied with a letter from the issuer thereof granting to the Agent and the Lenders the right to rely on the opinions set forth therein, and (iv) such other related documents and information as the Agent shall have reasonably requested;

                 (h) An opinion of James M. Piccone, general counsel of the Borrower;

                 (i) the conditions set forth in Section 6.02 of the Credit Agreement shall have been satisfied as of such date;

                 (j) an amendment fee of $1,350,000 for the pro rata benefit of each Lender;

                 (k) other fees payable pursuant to the letter between the Agent and the Borrower; and

                 (l) such other documents as it or its counsel may reasonably request.

         13. The parties hereto hereby acknowledge and agree that, except as specifically supplemented and amended, changed or modified hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

         14. The Borrower hereby reaffirms that as of the date of this Amendment, the representations and warranties contained in Article VII of the Credit Agreement are true and correct on the date hereof as though made on and as of the date of this Amendment, except as such representations and warranties are expressly limited to an earlier date.

         15. THIS AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         16. This Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date set forth in the opening paragraph of this Amendment.


BORROWER:                                  HS RESOURCES, INC.



                                           By: /s/ JAMES M. PICCONE
                                              ----------------------------
                                           Name:   James M. Piccone
                                           Title:  Vice President


LENDER AND AGENT:                          THE CHASE MANHATTAN BANK



                                           By: /s/ MARY JO WOODFORD
                                              ----------------------------
                                           Name:   Mary Jo Woodford
                                           Title:


LENDERS:                                   CIBC, INC.


                                           By: /s/ ALEKSANDRA K. DYMANUS
                                              ----------------------------
                                           Name:   Aleksandra K. Dymanus
                                           Title:  Authorized Signatory



                                           WELLS FARGO BANK, N.A.


                                           By: /s/ TODD STORNETTA
                                              ----------------------------
                                           Name:   Todd Stornetta
                                           Title:  Relationship Manager

                                           CREDIT LYONNAIS NEW YORK BRANCH


                                           By: /s/ [ILLEGIBLE]
                                              ----------------------------
                                           Name:   ILLEGIBLE
                                           Title:  Senior Vice President


                                           UNION BANK OF CALIFORNIA, N.A.


                                           By: /s/ RANDALL OSTERBERG
                                              ----------------------------
                                           Name:   Randall Osterberg
                                           Title:  Vice President


                                           ROYAL BANK OF CANADA


                                           By: /s/ GIL J. BENARD
                                              ----------------------------
                                           Name:   Gil J. Benard
                                           Title:  Senior Manager


                                           DEN NORSKE BANK ASA



                                           By: /s/ WILLIAM V. MOYER
                                              ----------------------------
                                           Name:   William V. Moyer
                                           Title:  First Vice President



                                           By: /s/ J. MORTEN KREUTZ
                                              ----------------------------
                                           Name:   J. Morten Kreutz
                                           Title:  Vice President


                                           MEESPIERSON, N.V.


                                           By: /s/ KAREL LOWMAN
                                              ----------------------------
                                           Name:   Karel Lowman
                                           Title:  Managing Director

                                           ABN AMRO BANK N.V.
                                           San Francisco International Branch


                                           By: /s/ BRADFORD H. LEAHY
                                              ----------------------------
                                           Name:   Bradford H. Leahy
                                           Title:  Assistant Vice President


                                           By: /s/ JEFFREY A. FRENCH
                                              ----------------------------
                                           Name:   Jeffrey A. French
                                           Title:  Group Vice President
                                                   & Director


                                           FIRST UNION NATIONAL BANK


                                           By: /s/ MICHAEL J. KOLOSOWSKY
                                              ----------------------------
                                           Name:   Michael J. Kolosowsky
                                           Title:  Vice President


                                           THE SANWA BANK, LIMITED


                                           By: /s/ C. LAWRENCE MURPHY
                                              ----------------------------
                                           Name:   C. Lawrence Murphy
                                           Title:  Senior Vice President


                                           SOCIETE GENERALE


                                           By: /s/ RICHARD A. GOULD
                                              ----------------------------
                                           Name:   Richard A. Gould
                                           Title:  Vice President

                                           BANQUE PARIBAS


                                           By: /s/ BARTON D. SCHOUEST
                                              ----------------------------
                                           Name:   Barton D. Schouest
                                           Title:  Managing Director


                                           By: /s/ MICHAEL H. FIUZAT
                                              ----------------------------
                                           Name:   Michael H. Fiuzat
                                           Title:  Vice President


                                           CREDIT AGRICOLE INDOSUEZ


                                           By: /s/ DAVID BOUHL
                                              ----------------------------
                                           Name:   David Bouhl, F.V.P.
                                           Title:  Head of Corporate Banking
                                                   Chicago


                                           By: /s/ KATHERINE L. ABBOTT
                                              ----------------------------
                                           Name:   Katherine L. Abbott
                                           Title:  First Vice President

                                  RATIFICATION

         Each of the undersigned (a "Guarantor") hereby agrees that its liabilities under its respective Guaranty Agreement dated as of June 14, 1996, as amended by First Amendment to Guaranty Agreement dated as of June 17, 1996 (each such Guaranty Agreement as amended called a "Guaranty"), guaranteeing the indebtedness, obligations and liabilities under that certain Amended and Restated Credit Agreement dated June 14, 1996, as amended by First Amendment to Amended and Restated Credit Agreement dated as of June 17, 1996, Second Amendment to Amended and Restated Credit Agreement dated as of November 27, 1996 and the foregoing Third Amendment to Amended and Restated Credit Agreement dated as of December 15, 1997 shall remain enforceable against such Guarantor in accordance with the terms of its Guaranty and shall not be reduced, altered, limited, lessened or in any way affected by the execution and delivery of this Third Amendment to Amended and Restated Credit Agreement. Each Guarantor hereby confirms and ratifies its liabilities under its Guaranty in all respects.

                                           ORION ACQUISITION, INC.



                                           By:  /s/ JAMES M. PICCONE
                                              ----------------------------
                                           Name:    James M. Piccone
                                           Title:   Vice President



                                           HSRTW, INC. (formerly known as HSR
                                           Acquisition, Inc.)



                                           By:  /s/ JAMES M. PICCONE
                                              ----------------------------
                                           Name:    James M. Piccone
                                           Title:   Vice President

                                    ANNEX I

                         LIST OF MAXIMUM CREDIT AMOUNTS

                                                                               Maximum
       Name of Lender                    Percentage Share                    Credit Amount
       --------------                    ----------------                    -------------
The Chase Manhattan Bank                  10.0000000%                        $ 45,000,000
Wells Fargo Bank, N.A.                     8.8888888%                        $ 40,000,000
CIBC, Inc.                                 8.8888888%                        $ 40,000,000
Credit Lyonnais New York Branch            8.8888888%                        $ 40,000,000
Union Bank of California, N.A.             8.8888888%                        $ 40,000,000
Banque Paribas                             8.8888888%                        $ 40,000,000
Royal Bank of Canada                       7.7777777%                        $ 35,000,000
Den norske Bank ASA                        7.7777777%                        $ 35,000,000
ABN AMRO Bank N.V.                         6.6666666%                        $ 30,000,000
Societe Generale                           6.6666666%                        $ 30,000,000
MeesPierson, N.V.                          5.5555555%                        $ 25,000,000
First Union National Bank                  4.4444444%                        $ 20,000,000
The Sanwa Bank, Limited                    4.4444444%                        $ 20,000,000
Credit Agricole Indosuez                   2.2222222%                        $ 10,000,000
                                           ----------                        ------------

                          Totals                 100%                        $450,000,000